UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): November 7, 2013

CATERPILLAR FINANCIAL SERVICES CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (STATE OR OTHER JURISDICTION OF INCORPORATION)	001-11241 (COMMISSION FILE NUMBER)	37-1105865 (IRS EMPLOYER IDENTIFICATION NUMBER)

2120 West End Avenue, Nashville, Tennessee 37203-0001 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
Registrant’s telephone number, including area code: (615) 341-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.
Exhibits are filed herewith in connection with the issuance on November 7, 2013 by Caterpillar Financial Services Corporation (the “Company”) of (i) $100,000,000 aggregate principal amount of its Medium-Term Notes, Series G, 2.450% Notes due 2018 (the “2018 Notes”) and (ii) $50,000,000 aggregate principal amount of its Medium-Term Notes, Series G, Floating Rate Notes due 2016 (the “2016 Notes” and, together with the 2018 Notes, the “Notes”) pursuant to the Company’s previously filed Registration Statement on Form S-3 (Registration No. 333-173364) (the “Registration Statement”) and the related Prospectus dated April 7, 2011, Prospectus Supplement dated April 7, 2011 and Pricing Supplements dated November 4, 2013, relating to the 2018 Notes and the 2016 Notes, respectively.
The 2018 Notes will constitute a further issuance of, and will be consolidated with, the $300,000,000 aggregate principal amount of Medium-Term Notes, Series G, 2.450% Notes Due 2018 issued by the Company on September 6, 2013 and, upon completion of the offering of the 2018 Notes, the aggregate principal amount outstanding of Medium-Term Notes, Series G, 2.450% Notes Due 2018 will be $400,000,000.
The 2016 Notes will constitute a further issuance of, and will be consolidated with, the $300,000,000 aggregate principal amount of Medium-Term Notes, Series G, Floating Rate Notes Due 2016 issued by the Company on February 28, 2013, the $150,000,000 aggregate principal amount of Medium-Term Notes, Series G, Floating Rate Notes Due 2016 issued by the Company on June 28, 2013 and the $150,000,000 aggregate principal amount of Medium-Term Notes, Series G, Floating Rate Notes Due 2016 issued by the Company on October 4, 2013 and, upon completion of the offering of the 2016 Notes, the aggregate principal amount outstanding of Medium-Term Notes, Series G, Floating Rate Notes Due 2016 will be $650,000,000.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed as part of this Report and as Exhibits to the Registration Statement:

Exhibit
Number	Description
5.1	Opinion of Sidley Austin LLP, as to the legality of the Notes.

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Caterpillar Financial Services Corporation

By:	/s/ J. Wesley Blumenshine

Name: J. Wesley Blumenshine Title: Secretary

Date: November 7, 2013

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Sidley Austin LLP, as to the legality of the Notes.

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

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